Exhibit 99.1

Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports First Quarter 2022 Financial Results

JACKSONVILLE, Fla. –May 5, 2022 - Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the first quarter of 2022, as compared to the prior year quarter.

First Quarter 2022 Highlights:

●	Revenues of $387.2 million, an increase of 11%; Organic revenue growth of 9%
●	Operating income of $80.2 million, an increase of 18%; Operating margin of 20.7% compared to 19.4%
●	Earnings before equity in earnings of unconsolidated affiliates, net of tax of $59.0 million, an increase of 51%
●	Net earnings attributable to Black Knight of $364.6 million compared to $54.1 million; Diluted EPS of $2.35 compared to $0.35; Net earnings margin of 93.5% compared to 13.0%; the effect of our investment in Dun & Bradstreet Holdings, Inc. (“DNB”) was an increase in Net earnings attributable to Black Knight of $303.1 million, or $1.95 per diluted share, including a gain of $305.4 million, net of tax, or $1.96 per diluted share, recognized as a result of the exchange of shares of DNB common stock as part of the consideration for acquiring the remaining 40% interest in Optimal Blue Holdco, LLC (“Optimal Blue Holdco”)
●	Adjusted EBITDA of $190.5 million, an increase of 9.5%; Adjusted EBITDA margin was 49.2% compared to 49.8%
●	Adjusted operating income of $151.6 million, an increase of 9%; Adjusted operating margin of 39.2% compared to 39.8%
●	Adjusted net earnings of $97.3 million, an increase of 11%; Adjusted EPS of $0.63, an increase of 12.5%

First Quarter 2022 Segment Highlights:

Software Solutions

●	Revenues of $330.7 million, an increase of 12%; Organic revenue growth of 10%
●	EBITDA of $188.2 million, an increase of 10%; EBITDA margin of 56.9% compared to 57.8%
●	Operating income of $153.1 million, an increase of 10%; Operating margin of 46.3% compared to 47.2%

Data and Analytics

●	Revenues of $56.5 million, an increase of 5%; Organic revenue growth of 2.5%
●	EBITDA of $19.0 million, a decrease of 4%; EBITDA margin of 33.6% compared to 36.5%
●	Operating income of $15.2 million, a decrease of 4%; Operating margin of 26.9% compared to 29.5%

Commentary:

Black Knight Chairman and Chief Executive Officer Anthony Jabbour said, “Our first quarter results represent a strong start to the year, as we achieved Organic revenue growth of 9%, Adjusted EBITDA growth of 9.5% and Adjusted EPS growth of 12.5%. We continue to see positive momentum across all of our business lines as lenders and servicers look for ways to drive revenue growth, increase efficiency and maintain regulatory compliance through the use of innovative technology solutions.”

Jabbour continued, “Black Knight has been on a successful journey of innovation and integration to help transform the mortgage industry by providing our clients with powerful, interconnected solutions that help them achieve greater efficiency and better serve their customers. We are pleased to have reached an agreement with Intercontinental Exchange, Inc. (“ICE”), and we believe this combination is the right next step in that journey. Black Knight and ICE share a common vision and commitment to deliver a better experience for our clients and the stakeholders we serve. By combining our expertise, we can deliver significant benefits to our clients and consumers by improving and streamlining the process of finding a home, as well as obtaining and managing a mortgage.”

Other Highlights:

●	On February 15, 2022, we acquired the remaining 40% interest in Optimal Blue Holdco for aggregate purchase consideration of $1.156 billion paid in a combination of 36.4 million shares of DNB common stock valued at $722.5 million and cash of $433.5 million funded with borrowings under our revolving credit facility
●	As of March 31, 2022, we own 18.5 million shares of DNB common stock
●	As of March 31, 2022, we had cash and cash equivalents of $27.6 million, debt of $2,730.7 million and available capacity of $399.0 million on our revolving credit facility

ICE Transaction

As announced on May 4, 2022, we entered into a definitive agreement to be acquired by ICE, in a transaction valued at $85 per share, or a market value of $13.1 billion, with consideration in the form of a mix of cash (80%) and stock (20%) (the “Transaction”). The aggregate cash consideration in the Transaction consists of $10.5 billion and the aggregate stock consideration is valued at approximately $2.6 billion based on ICE’s 10-day VWAP as of May 2, 2022 of $118.09. Black Knight shareholders can elect to receive either cash or stock, subject to proration, with the value of the cash election and the stock election equalized at closing. The Transaction is expected to close in the first half of 2023, following the receipt of regulatory approvals, Black Knight shareholder approval and the satisfaction of customary closing conditions. The transaction has been approved by the board of directors of Black Knight.

Business Outlook

Due to the proposed transaction with ICE, Black Knight has suspended the practice of providing forward-looking guidance.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Earnings Conference Call and Audio Webcast

Black Knight will host a conference call to discuss the first quarter 2022 financial results on May 6, 2022, at 8:30 a.m. ET. As a result of the proposed transaction with ICE, there will not be a live question and answer session. The conference call can be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available from 11:30 a.m. ET on May 6, 2022, through May 13, 2022, by dialing (844) 512-2921 or for international callers (412) 317-6671. The replay passcode will be 13728534.

The call will also be webcast live from Black Knight’s investor relations website at https://investor.blackknightinc.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including Organic revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating income, Adjusted operating margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, operating margin, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Revenues, EBITDA, EBITDA margin, Operating income and Operating margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s ("SEC") Regulation G and Item 10(e) of Regulation S-K.

Organic revenue growth - We define Organic revenue growth as Revenues for the current period compared to an adjusted revenue base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for the portion of the prior year matching the portion of the current year that we owned the acquired businesses.

Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	Depreciation and amortization;
●	Impairment charges;
●	Interest expense, net;
●	Income tax (benefit) expense;
●	Other expense, net;
●	Equity in losses (earnings) of unconsolidated affiliates, net of tax;
●	(Gains) losses related to investments in unconsolidated affiliate, net of tax;
●	Net earnings (losses) attributable to redeemable noncontrolling interests;
●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements; and
●	costs associated with expense reduction initiatives.

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted operating income – We define Adjusted operating income as Operating income, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs associated with expense reduction initiatives; and
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

These adjustments are reflected in Corporate and Other.

Adjusted operating margin - Adjusted operating margin is calculated by dividing Adjusted operating income by Revenues.

Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity in losses (earnings) of unconsolidated affiliates, net of tax;
●	(gains) losses related to investments in unconsolidated affiliate, net of tax;
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs associated with expense reduction initiatives;
●	costs and settlement (gains) losses associated with significant legal matters;
●	adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments and a discrete income tax benefit related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries; and

●	adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

●	the occurrence of any event, change, or other circumstance that could give rise to the right of us or ICE to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction;
●	the outcome of any legal proceedings that may be instituted against us or ICE;
●	the possibility that the proposed transaction does not close when expected or at all because required regulatory, stockholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect us or ICE or the expected benefits of the proposed transaction)
●	the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters;
●	security breaches against our information systems or breaches involving our third-party vendors;
●	our ability to maintain and grow our relationships with our clients;
●	our ability to comply with or changes to the laws, rules and regulations that affect our and our clients’ businesses;
●	our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;
●	our ability to protect our proprietary software and information rights;
●	the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;
●	changes in general economic, business, regulatory and political conditions;
●	impacts to our business operations caused by the occurrence of a catastrophe or global crisis, including the spread of COVID-19 variants;
●	the effects of our existing leverage on our ability to make acquisitions and invest in our business;
●	risks associated with the recruitment and retention of our skilled workforce;
●	risks associated with the availability of data;
●	our ability to successfully consummate, integrate and achieve the intended benefits of acquisitions;
●	risks associated with our investment in DNB; and
●	other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the SEC.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Transaction, ICE will file with the SEC a Registration Statement on Form S-4 to register the shares of ICE common stock to be issued in connection with the Transaction.  The Registration Statement will include a proxy statement of BKI that also constitutes a prospectus of ICE.  The definitive proxy statement/prospectus will be sent to the stockholders of BKI seeking their approval of the Transaction and other related matters.

Investors and security holders are urged to read the Registration Statement on Form S-4 and the proxy statement/prospectus included within the Registration Statement on Form S-4 when they become available, as well as any other relevant documents filed with the SEC in connection with the transaction or incorporated by reference into the proxy statement/prospectus, because they will contain important information regarding bki, ice, the transaction and related matters.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by BKI or ICE through the website maintained by the SEC at http://www.sec.gov or from BKI at its website, www.blackknightinc.com, or from ICE at its website, www.theice.com.  Documents filed with the SEC by BKI will be available free of charge by accessing BKI’s website at www.blackknightinc.com under the tab “Investors” and then under the heading “Financials – SEC Filings” or, alternatively, by directing a request by mail or telephone to Black Knight, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations, (904) 854-5100, and documents filed with the SEC by ICE will be available free of charge by accessing ICE’s website at www.ice.com and following the link for “Investor Relations” or, alternatively, by directing a request by mail or telephone to Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attention: Investor Relations, (770) 857-4700, or by email to investors@ice.com.

PARTICIPANTS IN THE SOLICITATION

BKI, ICE, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BKI in connection with the Transaction under the rules of the SEC.  Information about the interests of the directors and executive officers of BKI and ICE  and other persons who may be deemed to be participants in the solicitation of stockholders of BKI in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus related to the Transaction, which will be filed with the SEC.  Additional information about BKI, the directors and executive officers of BKI and their ownership of BKI common stock is also set forth in the definitive proxy statement for BKI’s 2022 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 28, 2022, and other documents subsequently filed by BKI with the SEC.  Additional information about ICE, the directors and executive officers of ICE and their ownership of ICE common stock can also be found in ICE’s definitive proxy statement in connection with its 2022 Annual Meeting of Stockholders, as filed with the SEC on March 25, 2022, and other documents subsequently filed by ICE with the SEC.  Free copies of these documents may be obtained as described above.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

BLACK KNIGHT, INC.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$27.6	$77.1
Trade receivables, net	194.3	191.8
Prepaid expenses and other current assets	85.1	83.0
Receivables from related parties	0.1	0.2
Total current assets	307.1	352.1
Property and equipment, net	151.1	154.5
Software, net	482.3	497.0
Other intangible assets, net	576.4	613.2
Goodwill	3,817.3	3,817.3
Investments in unconsolidated affiliates	170.0	490.5
Deferred contract costs, net	199.0	196.0
Other non-current assets	239.8	230.3
Total assets	$5,943.0	$6,350.9
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$55.4	$64.5
Income taxes payable	139.9	11.8
Accrued compensation and benefits	69.0	91.4
Current portion of debt	33.5	32.5
Deferred revenues	68.1	64.6
Total current liabilities	365.9	264.8
Deferred revenues	74.2	81.5
Deferred income taxes	251.2	284.1
Long-term debt, net of current portion	2,697.2	2,362.6
Other non-current liabilities	63.3	78.7
Total liabilities	3,451.8	3,071.7

Redeemable noncontrolling interests	40.2	1,188.8

Equity:
Additional paid-in capital	1,364.8	1,410.9
Retained earnings	1,327.4	968.2
Accumulated other comprehensive loss	(7.0)	(17.5)
Treasury stock, at cost	(234.2)	(271.2)
Total shareholders' equity	2,451.0	2,090.4
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,943.0	$6,350.9

BLACK KNIGHT, INC.

Consolidated Statements of Earnings

(In millions, except per share data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Revenues	$387.2	$349.7
Expenses:
Operating expenses	207.9	186.2
Depreciation and amortization	91.5	87.8
Transition and integration costs	7.6	7.9
Total expenses	307.0	281.9
Operating income	80.2	67.8
Other income and expense:
Interest expense, net	(21.1)	(20.3)
Other expense, net	(1.2)	(3.2)
Total other expense, net	(22.3)	(23.5)
Earnings before income taxes and equity in earnings of unconsolidated affiliates	57.9	44.3
Income tax (benefit) expense	(1.1)	5.2
Earnings before equity in earnings of unconsolidated affiliates	59.0	39.1
Equity in earnings of unconsolidated affiliates, net of tax	303.1	6.4
Net earnings	362.1	45.5
Net losses attributable to redeemable noncontrolling interests	2.5	8.6
Net earnings attributable to Black Knight	$364.6	$54.1

Net earnings per share attributable to Black Knight shareholders:
Basic	$2.36	$0.35
Diluted	$2.35	$0.35
Weighted average shares of common stock outstanding:
Basic	154.2	155.6
Diluted	155.4	155.9

BLACK KNIGHT, INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$362.1	$45.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	91.5	87.8
Amortization of debt issuance costs and original issue discount	0.9	1.0
Loss on extinguishment of debt	—	2.5
Deferred income taxes, net	(135.8)	(1.8)
Equity in earnings of unconsolidated affiliates, net of tax	(303.1)	(6.4)
Equity-based compensation	10.7	9.4
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade receivables, including receivables from related parties	(2.5)	0.1
Prepaid expenses and other assets	(11.9)	(35.1)
Deferred contract costs	(12.3)	(11.0)
Deferred revenues	(3.8)	6.4
Trade accounts payable and other liabilities	89.3	(21.0)
Net cash provided by operating activities	85.1	77.4
Cash flows from investing activities:
Additions to property and equipment	(6.6)	(5.2)
Additions to software	(20.8)	(24.7)
Business acquisitions, net of cash acquired	—	(20.0)
Asset acquisitions	—	(10.0)
Net cash used in investing activities	(27.4)	(59.9)
Cash flows from financing activities:
Revolver borrowings	460.1	167.8
Revolver payments	(115.1)	(98.5)
Term loan borrowings	—	1.6
Term loan payments	(7.2)	—
Payments made for redeemable noncontrolling interests	(433.5)	—
Purchases of treasury stock	—	(46.7)
Tax withholding payments for restricted share vesting	(10.7)	(22.7)
Finance lease payments	(0.8)	(1.2)
Debt issuance costs paid	—	(7.6)
Net cash used in financing activities	(107.2)	(7.3)
Net (decrease) increase in cash and cash equivalents	(49.5)	10.2
Cash and cash equivalents, beginning of period	77.1	34.7
Cash and cash equivalents, end of period	$27.6	$44.9
Supplemental cash flow information:
Interest paid, net	$(29.3)	$(29.1)
Income taxes paid, net	$(0.3)	$(0.9)

BLACK KNIGHT, INC.

Segment Information

(In millions)

(Unaudited)

	Three months ended March 31, 2022
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$330.7	$56.5	$—		$387.2
Expenses:
Operating expenses	142.5	37.5	27.9	(1)	207.9
Transition and integration costs	—	—	7.6	(2)	7.6
EBITDA	188.2	19.0	(35.5)		171.7
Depreciation and amortization	35.1	3.8	52.6	(3)	91.5
Operating income (loss)	153.1	15.2	(88.1)		80.2
Interest expense, net					(21.1)
Other expense, net					(1.2)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					57.9
Income tax benefit					(1.1)
Earnings before equity in earnings of unconsolidated affiliates					59.0
Equity in earnings of unconsolidated affiliates, net of tax					303.1
Net earnings					362.1
Net losses attributable to redeemable noncontrolling interests					2.5
Net earnings attributable to Black Knight					$364.6

	Three months ended March 31, 2021
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$295.8	$53.9	$—		$349.7
Expenses:
Operating expenses	124.9	34.2	27.1	(1)	186.2
Transition and integration costs	—	—	7.9	(2)	7.9
EBITDA	170.9	19.7	(35.0)		155.6
Depreciation and amortization	31.2	3.8	52.8	(3)	87.8
Operating income (loss)	139.7	15.9	(87.8)		67.8
Interest expense, net					(20.3)
Other expense, net					(3.2)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					44.3
Income tax expense					5.2
Earnings before equity in earnings of unconsolidated affiliates					39.1
Equity in earnings of unconsolidated affiliates, net of tax					6.4
Net earnings					45.5
Net losses attributable to redeemable noncontrolling interests					8.6
Net earnings attributable to Black Knight					$54.1

(1)	Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $11.2 million and $10.5 million for the three months ended March 31, 2022 and 2021, respectively.
(2)	Transition and integration costs primarily consists of costs associated with acquisitions.
(3)	Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of Revenues to Organic Revenue Growth

	Three months ended March 31,
	2022		2021			Organic
				Pre-acquisition	Adjusted	revenue
	As reported		As reported	revenues(1)	base	growth
Servicing Software	$222.6		$202.7	$—	$202.7	10%
Origination Software	108.1	(2)	93.1	5.4	98.5	10%
Software Solutions	330.7		295.8	5.4	301.2	10%
Data and Analytics	56.5	(3)	53.9	1.2	55.1	2.5%
Revenues	$387.2		$349.7	$6.6	$356.3	9%

Note: Amounts may not recalculate due to rounding.

(1)	Includes pre-acquisition revenues of TOMN Holdings, Inc. (“Top of Mind”), eMBS, Inc. (“eMBS”) and NexSpring Financial, LLC (“NexSpring”) for the three months ended March 31, 2021.
(2)	Includes revenues of $6.8 million from the acquisitions of Top of Mind and NexSpring.
(3)	Includes revenues of $1.3 million from the acquisition of eMBS.

Reconciliation of Net Earnings to Adjusted EBITDA

	Three months ended March 31,
	2022	2021
Net earnings attributable to Black Knight	$364.6	$54.1
Depreciation and amortization	91.5	87.8
Interest expense, net	21.1	20.3
Income tax (benefit) expense	(1.1)	5.2
Other expense, net	1.2	3.2
Equity in losses of unconsolidated affiliates, net of tax	2.3	3.5
Gain related to investment in unconsolidated affiliate, net of tax	(305.4)	(9.9)
Net losses attributable to redeemable noncontrolling interests	(2.5)	(8.6)
EBITDA	171.7	155.6
Equity-based compensation	11.2	10.5
Acquisition-related costs	7.6	7.3
Expense reduction initiatives	—	0.6
Adjusted EBITDA	$190.5	$174.0
Net earnings margin	93.5%	13.0%
Adjusted EBITDA margin	49.2%	49.8%

Reconciliation of Operating Income to Adjusted Operating Income

	Three months ended March 31,
	2022	2021
Operating income	$80.2	$67.8
Equity-based compensation	11.2	10.5
Acquisition-related costs	7.6	7.3
Expense reduction initiatives	—	0.6
Depreciation and amortization purchase accounting adjustment	52.6	52.9
Adjusted operating income	$151.6	$139.1
Operating margin	20.7%	19.4%
Adjusted operating margin	39.2%	39.8%

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions, except per share data)

(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three months ended March 31,
	2022	2021
Net earnings attributable to Black Knight	$364.6	$54.1
Equity in losses of unconsolidated affiliates, net of tax	2.3	3.5
Gain related to investment in unconsolidated affiliate, net of tax	(305.4)	(9.9)
Depreciation and amortization purchase accounting adjustment (1)	52.6	52.9
Equity-based compensation	11.2	10.5
Debt and/or equity offering expenses	—	2.2
Acquisition-related costs	7.6	7.3
Expense reduction initiatives	—	0.6
Legal matters	1.3	0.9
Income tax expense adjustment (2)	(31.1)	(22.1)
Redeemable noncontrolling interests adjustment (3)	(5.8)	(12.5)
Adjusted net earnings	$97.3	$87.5

Adjusted EPS	$0.63	$0.56
Weighted average shares outstanding, diluted	155.4	155.9

(1)	Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended March 31,
	2022	2021
Other intangible assets	$36.8	$38.8
Software	15.6	13.9
Property and equipment	0.2	0.2
Depreciation and amortization purchase accounting adjustment	$52.6	$52.9

(2)	Includes a discrete income tax benefit of $14.1 million related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries.
(3)	The redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.